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                                  Exhibit 24

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                               POWER OF ATTORNEY

                       REGISTRATION STATEMENT ON FORM 10

                               FUTUREFUEL CORP.

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints James F. Sanders, Barbara Hawatmeh and Christopher Schmitt, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be signed and filed, with the Securities and Exchange Commission (the "COMMISSION") the registration statement of FutureFuel Corp. on Form 10 under the Securities Act of 1934, as amended, and any and all amendments and supplements thereto, before or after effectiveness of such statement, and any and all other documents required to be filed with the Commission in connection therewith, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Dated: April 23, 2007




                                                /s/ Douglas D. Hommert
                                           -----------------------------------
                                                    Douglas D. Hommert